Exhibit 99.2

FOR IMMEDIATE RELEASE

April 20, 2021

Genesis Energy, L.P. Upsizes and Prices Public Offering of Additional

8.0% Senior Notes Due 2027

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL) (“Genesis” or the “Company”) today announced the pricing of a registered, underwritten public offering of $250,000,000 in aggregate principal amount of 8.0% senior unsecured notes due 2027. The offering was upsized from the previously announced $200,000,000 in aggregate principal amount of the notes. The notes will be co-issued with our subsidiary, Genesis Energy Finance Corporation (“GEFC”), and will be guaranteed, with certain exceptions, by substantially all of our existing and future subsidiaries other than our unrestricted subsidiaries. The notes offered will be issued as additional notes, and are expected to rank equally with, and be treated as a single class of notes under the indenture pursuant to which the Company and GEFC issued $750,000,000 aggregate principal amount of their currently outstanding 8.0% senior unsecured notes due 2027 on December 17, 2020. The price to investors will be 103.75% of the principal amount of the notes, plus accrued interest from December 17, 2020. We intend to use the net proceeds from the offering for general partnership purposes, including repaying a portion of the revolving borrowings outstanding under our credit facility. The offering of the notes is expected to settle and close on April 22, 2021, subject to customary closing conditions.

BofA Securities, Inc., Wells Fargo Securities, LLC, SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Citigroup Global Markets, Inc., Fifth Third Securities, Inc., RBC Capital Markets, LLC, Regions Securities LLC, and Scotia Capital (USA) Inc. are acting as joint book-running managers for the offering and Comerica Securities, Inc. is acting as co-manager. A copy of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:

BofA Securities, Inc.

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

Email: dg.prospectus_requests@bofa.com

Wells Fargo Securities, LLC

550 S. Tryon Street, 5th Floor

Charlotte, NC 28202

Attn: Leveraged Syndicate

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Tel: 888-868-6856

Attention: Debt Capital Markets

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Attention: Syndicate Desk

Tel: 212-841-2871

Capital One Securities, Inc.

201 St. Charles Ave., Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin

Citigroup Global Markets Inc.

Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Fifth Third Securities, Inc.

38 Fountain Square Plaza

Cincinnati, OH 45263

Attn: Syndicate Department

Tel: 866-531-5353

RBC Capital Markets

Attn: HY Capital Markets

200 Vesey St – 8th Floor

New York, NY 10281

Telephone: (212) 428-6200

Regions Securities LLC

1180 West Peachtree St. NW, Suite 1400

Atlanta, GA 30309

Attention: Debt Capital Markets

Telephone: (704) 940-5066

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Comerica Securities, Inc.

3551 Hamlin Road, 4th Floor

MC 7476

Auburn Hills, MI 48326

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, each of which is part of our effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Genesis is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include offshore pipeline transportation, sodium minerals and sulfur services, onshore facilities and transportation and marine transportation. Genesis’ operations are primarily located in the Gulf Coast region of the United States, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, no assurance can be given that our goals will be achieved, including statements regarding our ability to successfully close the offering and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Ryan Sims

SVP – Finance and Corporate Development

(713) 860-2521